Smith Barney New Jersey Municipals Fund Inc.


Sub-Item 77c

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statement of Additional Information dated
December 1, 2005 filed on DECEMBER 2, 2005.
(Accession No. 0001193125-05-235719)